Exhibit 10.1

AMENDMENT NO. 1

MERRIMACK SERVICES CORPORATION d/b/a P C CONNECTION SERVICES, (hereinafter referred to as “SENDER”) and DHL EXPRESS (USA), INC. (hereinafter referred to as “DHL”) are parties to an agreement dated June 2, 2003, and amended by Amendment 1 dated July 30, 2004.

W I T N E S S E T H

Whereas, Sender and Carrier entered into a National Account Agreement (Agreement) dated June 2, 2003, wherein Carrier agreed to perform certain air express and freight forwarding services: and

Whereas, the parties now desire to make certain changes to said Agreement effective July 30, 2004.

Now therefore, for and in consideration of the mutual and dependent promises contained herein, the parties hereto agree as follows:

1.	Effective July 30, 2004, Sender and Carrier agree to extend the Agreement without changes in the rates through September 11, 2006.

2.	Change in Carrier name. The Agreement is hereby amended to reflect that DHL Express (USA), Inc. (“DHL”) is the contracting corporate entity, and that all references to Airborne, Airborne Express, Inc. and/or DHL Worldwide Express, Inc., shall be replaced with DHL Express (USA), Inc. (hereinafter referred to as “DHL”).

3.	Sender and DHL agree that THE CONDITIONS OF CONTRACT, as stated in Article 9, of the Agreement is deleted in its entirety and amended as follows:

Article 9. Conditions of Contract

All shipments transported hereunder shall be subject to the conditions of this Agreement and either DHL’s Terms and Conditions of Carriage (Exhibit B) or the Terms and Conditions of Service (Exhibit C) current at time of shipment, and as published on www.dhl-usa.com.

4.	Sender and DHL agree that the notification requirements as stated in Article 19, NOTICES of the Agreement are amended as follows:

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ARTICLE 19. NOTICES.

All notices required or permitted by this Agreement shall be in writing and either delivered personally, by express courier, or by certified mail. Notices shall be effective upon receipt, and shall be addressed as follows:

TO SENDER:

P C CONNECTION SERVICES

730 Milford Road,

Merrimack, NH 03054

Attention: Steve Baldridge

TO DHL:

DHL Express (USA), Inc.

8201 Peters Road

Suite 3000

Plantation FL, 33324

Attn: Customer Agreement Administration

With A Copy To:

DHL Express (USA), Inc.

1200 South Pine Island Rd.

Suite 600

Plantation FL, 33324

Attn: General Counsel

5.	Sender and DHL agree that TERMINATION, as stated in Article 18, of the Agreement is deleted in its entirety and amended as follows:

ARTICLE 18. TERMINATION

SENDER or CARRIER may terminate this Agreement upon five (5) days written notice to the other party in the event of any material breach of any of the provisions of this Agreement, which remains uncured ten (10) days after written notice of breach. SENDER’s sole remedy for breach of this Agreement is SENDER’s right to terminate this Agreement pursuant to Article 18. CARRIER’s sole remedy for material breach of this Agreement, except for non-payment for shipments actually made, is CARRIER’s right to terminate this Agreement pursuant to Article 18. In the event of non-payment CARRIER shall have the right to terminate immediately.

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6.	Except as specifically amended by this amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Sender and Carrier have executed this Agreement in duplicate. Each copy for all purposes to be deemed an original, as of the first date written below.

DHL Express (USA), Inc.		P C Connection Services, Inc.

By:	/s/ Mike Berger	By:	/s/ Stephen C. Baldridge
	Mike Berger		Stephen C. Baldridge
Title:	Director, National Accounts	Title:	Vice-President, Finance
Date:	July 30, 2004	Date:	July 30, 2004

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EXHIBITS

Special Services and Fees	Exhibit A

Terms and Conditions of Carriage (Air)	Exhibit B

Terms and Conditions of Service (Ground)	Exhibit C

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Exhibit A

Special Services and Fees

Fees and Charges apply as outlined in DHL Fees current at the time of shipment

DHL Fees - U.S. ALL PRODUCTS

Address Correction

In cases of incorrect or incomplete consignee address, DHL will research, redirect and deliver the shipment as soon as possible for an additional $10.00 per shipment.

Claims Research

A $10 fee will be assessed for each duplicate claims research request (up to a maximum of $250) if the final disposition of a previously researched claim shows the claim was paid and the reimbursement check was cashed or was previously denied.

COD Service

A service fee of 1.5% of COD amount (subject to a $7.50 minimum) will be applied for collecting and remitting COD funds to the sender.

Delivered Duty Paid Service

Delivered Duty Paid (DDP) service allows a shipper to send a WPX shipment and bill the duties and taxes to the shipper or Third Party. DDP service is available to most countries. DDP must be marked “Shipper” after the “Destination Duties/Taxes” box on the DHL air waybill (required). No prior arrangement or consignee account number is required.

Billing of destination duties and taxes to a third party in destination or a third country requires prior arrangement and a DHL payor account number. Contact your local representative for additional information.

To aid in the identification of DDP shipments, the shipper may note Delivered Duty Paid in the “Description of Contents” and also on the Commercial Invoice. A fee of $15.00 per shipment will apply.

Delivery Area Service

Shipments destined to certain zip codes outside DHL’s direct domestic delivery area will be subject to an onforwarding fee of $1.75. To determine if this fee applies to your shipment, go to http://www.dhl-usa.com and enter your shipping information, including destination zip code, as a rate inquiry. The system will indicate to you if this fee is applicable.

DIM Weight Divisor

The following formulas apply to the shipping of low density, bulky air express packages:

	Domestic	International

English Measurement	L x W x H (inches)	LxWxH (inches)
Pounds & Inches	194*	166*

Metric Measurement
Kilos & Centimeters	L x W x H (cm)	L x W x H (cm)
(In 1/2 KG increments)	7000*	6000*

*	DHL reserves the right to modify these formulas. Not charged when DHL packaging is used without modification.

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Document Preparation Service

DHL will prepare shipment forms and documents as follows:

Banking Letter of Credit (compliance verification)	$35.00
Banking Letter of Credit (document completion)	$85.00
Banking Sight Drafts (Including messenger and Consular fees	$40.00
Carnet (ATA)	$65.00
Certificate of Origin (Completed for US-made goods only)	$10.00
Commercial Invoice (Pro Forma)	$20.00
Customs Registration (CF4455)	$25.00
Export Validation for DOS Shipment (All DOS shippers must be pre-approved)	$65.00
Legalization (consular invoice)	$60.00
Shipper’s Export Declaration Electronic Filing	$10.00
Waybill Preparation (per waybill)	$10.00

Emergency Situations

DHL reserves the right to fix temporary surcharges to recover costs associated with emergency situations that could not be reasonably anticipated at the time of the preparation of this Agreement. Temporary emergency surcharges will be assessed on DHL’s general customer base, listed separately and in addition to negotiated rates. Shipper will receive a fifteen (15) day written notice, via our web site, of any pending emergency situations requiring a temporary surcharge.

Exception Handling Fee

Shipments that require exceptional additional handling (due to their size, shape or packaging) will be assessed a fee of $5.00 per package. The fee applies to any package not fully encased in an outside shipping container, any package that is encased in a wood or metal container, cans or pails that are not fully encased in cardboard packaging, or other cases determined at DHL’s discretion.

Excess Dimensions

A ground package with a primary length greater than 60 inches will be assessed a $5.00 fee. A ground package with a secondary length greater than 30 inches will be assessed a $5.00 fee.

Excess Limits

A package will not be accepted by DHL for shipments if it exceeds the maximum length of 108 inches, the maximum combined length plus girth of 165 inches or the maximum weight of 150 pounds. If such a package is accepted by DHL, a $50.00 fee will be assessed.

Fuel Surcharge

Air Express shipments are assessed a fuel surcharge which is indexed to the USGC jet fuel index. For details go to http://www.dhl-usa.com and see Indexed Fuel Surcharge.

HAZMAT Handling Charge

Under some circumstance DHL can carry acceptable quantities of hazardous material. Shipments containing hazardous materials will be assessed a service fee of $25. For details see Dangerous Goods.

Import Express Account Change

If a U.S. inbound collect shipment is sent to a U.S. payer and the payer’s Import Express account number is not noted on the air waybill, a $20.00 fee will be assessed if the payer requests billing to their IMP account number.

Invalid Account Number

If the billing account number is omitted from the air waybill or an incorrect account number is provided, a fee of $10 will be assessed.

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Iraq/Afghanistan Clearance

Iraq and Afghanistan shipments will incur a clearance fee of $15.00 plus 10% of the declared value.

Iraq/Afghanistan Security

Iraq and Afghanistan shipments will incur a security charge of 10% of the transportation charge.

Lab Pack Handling

When DHL’s Lab Packs (for special bodily fluids packaging) are used for shipping, a fee of $.75 per package will be assessed.

Late Payment

A fee of 5% per month of the invoice amount (subject to a $5.00 minimum), will be assessed for any invoice not paid within 30 days of the invoice date.

Low Usage Fee

A fee of $50 will be assessed if the DHL Libra/EasyShip account ships less than 300 waybill or less than $5000 in net freight charges in one month. A fee of $75 will be assessed if the DHL Libra/EasyShip account ships less than 150 waybills or less than $2500 per month.

Multi-Piece Shipments

Rather than rating per package, which results in higher customer costs, DHL limits its multi-piece charge to a single additional $10.00 per waybill, for international air express shipments, regardless of the number of pieces on that waybill.

Neutral Delivery Service

In many cases international shippers will want to keep the declared value of their shipment confidential to the physical consignee of the shipment. DHL’s Neutral Delivery Service (NDS) allows a shipper to send a dutiable WPX shipment directly to an international consignee while keeping the declared value confidential. The destination duties and taxes are billed to a Third Party/Importer of Record. All documents showing the declared value will go to the importer of record and not to the consignee.

The Importer of Record and the final consignee must reside in the same country and that country must be approved for Inbound Neutral Delivery Service. The recipient’s copy of the air waybill, with no indication of the declared value is the only documentation on the shipment delivered to the final consignee. A fee is $15.00 per shipment will be assessed for Neutral Delivery Service. Contact your local representative to arrange.

On Demand Pickup Fee

The fee for courier pickup is $3.00 per waybill. The $3.00 fee will not apply if the package is dropped off at a DHL Express center or drop box location or if classified for the Weekly Service fee.

Oversize 1

A ground package weighing less than 30 pounds and measuring between 84 inches and 108 inches in combined length plus girth will be classified as an Oversize 1 package and charged at the customer’s 30-pound transportation price.

Oversize 2

A ground package weighing less than 70 pounds and measuring greater than 108 inches, but less than or equal to 130 inches in combined length plus girth will be classified as an Oversize 2 package and charged at the customer’s 70-pound transportation price.

Oversize 3

A ground package weighing less than 90 pounds and measuring greater than 130 inches but less than or equal to 165 inches in combined length plus girth will be classified as an Oversize 3 package and charged at the customers 90-pound transportation price.

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Pickup and Return on Demand (PROD)

If the receiver requests DHL to contact the sender to arrange for the transport of a shipment, a service charge of $10 will be assessed in addition to all other transport charges and service fees, whether or not DHL receives the package(s). Not available for shipments originating from private residences. Valid DHL account required. No COD or HAZMAT.

Rebills

Customers may request reassignment of transportation charges to a different billing account number. When DHL is not at fault customer request, can be accommodated at the rate of $10.00 per waybill. The rebill fee will be included with the transportation charges on the invoice to the revised payer.

Remote Area Service

Any shipment destined to certain zip codes outside DHL’s direct international delivery area will be subject to an onforwarding charge of $0.20 per lb., subject to a $20 minimum. Go to http://www.dhl-usa.com and using your destination zip code, generate a rate inquiry to determine if this fee is applicable to a specific shipment.

Residential Delivery

DHL will assess a fee of $1.75 for US delivery of shipments to residential locations, including businesses in homes.

Saturday Service

The fee for Saturday pickup or delivery is $15.00 per shipment in addition to normal transportation charges. Contact DHL customer service for more information. Not available for all levels of service. Call customer service at 1-800- CALL-DHL to inquire about service availability.

Shipment Value Protection (Air)

DHL will, upon the shipper’s request (as indicated on the waybill), provide value protection coverage at a cost of $0.70 per $100 of coverage. For all values of $300 or less per shipment, a minimum charge of $2.50 will apply. Shipper requests for Shipment Value Protection over $50,000 per shipment must be pre-approved by DHL. DHL is pleased to consider these requests, but is under no obligation to approve them.

Shipment Value Protection (Ground)

DHL will, upon the shipper’s request (as indicated on the waybill), provide value protection coverage at a cost of $0.70 per $100 of coverage. Shipper requests for Shipment Value Protection over $50,000 per shipment must be pre-approved by DHL. DHL is pleased to consider these requests, but is under no obligation to approve them.

Signature Service (Proof Of Delivery)

Delivery details are available at no charge through DHL’s Global Track, via phone, DHL provided software, or EasyShip. Delivery details are also available by speaking directly with any of our customer service agents. If the shipper requires a physical copy of the actual signature, Signature Service may be requested on the waybill for an additional fee of $5.00 per shipment. (Not available for Web Ship.)

Signature Required Fee

An additional fee of $2.00 will be billed when the sender requests that a signature be obtained at the time of a residential delivery. (Physical copy not provided, see Signature Service).

Special Handling

Handling fees for customized services not otherwise defined may be agreed upon on a case-by-case basis with the local DHL service center.

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Spill Fees

When spills of various material (HAZMAT or otherwise) occur or are discovered on any DHL property where cleaning is required, a fee will be charged. This charge applies to Ground and Air shipments and is applied at the rate of $20 for small spills and $200 for large spills.

Sunday, Holiday and After Hours Service

Sunday, Holiday and After Hours Service is available by prior arrangement and is subject to an additional charge. Not available for all levels of service. Call customer service at 1-800-CALL-DHL to inquire about service availability and rates.

Supplies Packaging

A fee of $1.00 will be assessed for DHL provided packaging for Ground services.

Thermo Express®

DHL’s Thermo Express box allows for air express transit of goods requiring temperature control, both domestically and internationally, without the need for dry ice. Pre-paid fees vary from $25.00 to $85.00 per lot, depending on size and temperature requirement, and include the container, refrigerant, interior protective bag, special handling, and materials management.

Undeliverable or Refused Shipments

When a shipment is undeliverable or refused, DHL will advise the shipper and confirm disposition (redirect, return or abandon). When the shipment is returned or redirected, additional transportation charges will be applied. For international shipments that are returned or redirected to another country Import Express rates may apply if the IMP account number is provided at time of authorization. NOTE: Overseas destination duties and taxes will also apply regardless of whether goods are returned, redirected or abandoned.

US Import Service Fees*

The following charges are normally billed to the recipient or Importer of Record.

Broker Turnover	$50.00 per air waybill
Duty Advancement Fee	2% of value ($5.00 minimum)
Multi-line Item Entry	$3.00 per line over 5 lines
Single Informal Entry	$35.00 per entry
Single transaction Bond	$40.00 minimum
Storage Charge (up to 5 days no charge)	$25.00 per additional day

*	Other charges may apply based on services provided

Weekly Service Fee

For customers requiring regular DHL service a weekly service fee of $7.00 will apply. These customers will not be subject to the On Demand Pickup fee.

10:30 am Service Guarantee

A fee of $3.00 will be assessed when there is a request for this service and delivery is completed prior to 10:30 am.

DHL’s fee list is available at http://www.dhl-usa.com/dhlfees and may be updated or supplemented.

DHL fees are charged in addition to applicable transportation charges.

Other fees may apply for some accounts established prior to January 1, 2004.

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Exhibit B

Terms and Conditions of Carriage (Air)

DHL WORLDWIDE EXPRESS

TERMS AND CONDITIONS OF CARRIAGE

(“Terms and Conditions”)

IMPORTANT NOTICE

When ordering DHL’s services you, as “Shipper”, are agreeing, on your behalf and on behalf of anyone else with an interest in the Shipment, that the Terms and Conditions shall apply from the time that DHL accepts the Shipment unless otherwise agreed in writing by an authorized officer of DHL. Your statutory rights and entitlements under any defined service feature (for which additional payment has been made) are not affected.

“Shipment” means all documents or parcels that travel under one waybill and may be carried by any means DHL chooses, including air, road or any other carrier. A “waybill” shall include any label produced by DHL’s automated systems, air waybill, or consignment note and shall incorporate these Terms and Conditions. Every Shipment is transported on a limited liability basis as provided herein. If Shipper requires greater protection, then Shipment Value Protection may be arranged at an additional cost. (Please see below for further information). “DHL” means any member of the DHL Worldwide Express Network

1. Customs, Exports and Imports

DHL may perform any of the following activities on Shipper’s behalf in order to provide its services to Shipper: (1) complete any documents, amend product or service codes, and pay any duties or taxes required under applicable laws and regulations, (2) act as Shipper’s forwarding agent for customs and export control purposes and as Receiver solely for the purpose of designating a customs broker to perform customs clearance and entry and (3) redirect the Shipment to Receiver’s import broker or other address upon request by any person who DHL believes in its reasonable opinion to be authorized.

2. Unacceptable Shipments

Shipper agrees that its Shipment is acceptable for transportation and is deemed unacceptable if:

•	It is classified as hazardous material, dangerous goods, prohibited or restricted articles by IATA (International Air Transport Association), ICAO (International Civil Aviation Organization), any applicable government department or other relevant organization;

•	No customs declaration is made when required by applicable customs regulations; or

•	DHL decides it cannot transport an item safely or legally (such items include but are not limited to: animals, bullion, currency, bearer form negotiable instruments, precious metals and stones, firearms, parts thereof and ammunition, human remains, pornography and illegal narcotics/drugs).

3. Deliveries & Undeliverables

Shipments cannot be delivered to PO boxes or postal codes. Shipments are delivered to the Receiver’s address given by Shipper (which in the case of mail services shall be deemed to be the first receiving postal service) but not necessarily to the named Receiver personally. Shipments to addresses with a central receiving area will be delivered to that area. If Receiver refuses delivery or to pay for delivery, or the Shipment is deemed to be unacceptable, or it has been undervalued for customs purposes, or Receiver cannot be reasonably identified or located, DHL shall use reasonable efforts to return the Shipment to Shipper at Shipper’s cost, failing which the Shipment may be released, disposed of or sold by DHL without incurring any liability whatsoever to Shipper or anyone else, with the proceeds applied against service charges and related administrative costs and the balance of the proceeds of a sale to be returned to Shipper.

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4. Inspection

DHL has the right to open and inspect a Shipment without prior notice to Shipper.

5. Shipment Charges & Billing

DHL’s Shipment charges are calculated according to the higher of actual or volumetric weight and any Shipment may be re-weighed and re-measured by DHL to confirm this calculation. Shipper shall pay or reimburse DHL for all Shipment charges, storage charges, duties and taxes owed for services provided by DHL or incurred by DHL on Shipper’s or Receiver’s or any third party’s behalf and all claims, damages, fines and expenses incurred if the Shipment is deemed unacceptable for transport as described in Section 2.

6. DHL’s Liability

DHL’s liability is strictly limited to direct loss only and to the per kg. /lb. limits in this Section 6. If Shipper regards these limits as insufficient it must make a special declaration of value and request Shipment Value Protection as described in section 8 (Shipment Value Protection) or make its own insurance arrangements. All other types of loss or damage are excluded (including but not limited to lost profits, income, interest, future business), whether such loss or damage is special or indirect, and even if the risk of such loss or damage was brought to DHL’s attention before or after acceptance of the Shipment since special risks can be insured by Shipper. If a Shipment combines carriage by air, road or other mode of transport, it shall be presumed that any loss or damage occurred during the air period of such carriage unless proven otherwise. DHL’s liability in respect of any one Shipment transported, without prejudice to Sections 7-11, is limited to its actual cash value and shall not exceed the greater of;

$US 100; or

For certain international Shipments in which the Warsaw Convention applies, approximately $US 20.00/kg. or $US 9.07/lb., depending on the applicable law; or

$US 10.00/kg. or $US 4.54/lb. for Shipments transported by road (not applicable to the US).

7. Claims

Claims are limited to one claim per Shipment, settlement of which will be full and final settlement for all loss or damage in connection therewith.

All claims for international shipments must be submitted in writing to DHL within thirty (30) days from the date that DHL accepted the Shipment, failing which DHL shall have no liability whatsoever. All claims for domestic U.S. shipments must be submitted in writing to DHL within ninety (90) days from the date that DHL accepted the Shipment, failing which DHL shall have no liability whatsoever

All of the original shipping cartons, packing and contents must be made available for DHL’s inspection and retained until the claim is concluded.

DHL is not obligated to act on any claim until all transportation charges have been paid.

8. Shipment Value Protection

If the Shipment has an actual value greater than the liability limits listed in Section 6, DHL can arrange shipment value protection for Shipper covering the actual cash value in respect of loss of or physical damage to the Shipment provided Shipper completes the Declared Value for Carriage section on the front of the waybill or requests it via DHL’s automated systems and pays the applicable premium. Shipment Value Protection does not cover indirect loss or damage, or loss or damage caused by delays. If Shipper does not declare a value for carriage and pay the appropriate charge, Shipper assumes all risks of loss or damage over the amount of DHL’s liability as stated in Section 6.

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9. Delayed Shipments

DHL will make every reasonable effort to deliver the Shipment according to DHL’s regular delivery schedules, but these are not guaranteed and do not form part of the contract. DHL is not liable for any damages or loss caused by delays.

10. Circumstances Beyond DHL’s Control

DHL is not liable for any loss or damage arising out of circumstances beyond DHL’s control. These include but are not limited to: “Act of God” - e.g. earthquake, cyclone, storm, flood, fog; “Force Majeure” - e.g. war, plane crash or embargo; any defect or characteristic related to the nature of the Shipment, even if known to DHL; riot or civil commotion; any act or omission by a person not employed or contracted by DHL, e.g. Shipper, Receiver, third party, Customs or other government official; labor strike; and electrical or magnetic damage to, or erasure of, electronic or photographic images, data or recordings.

11. Warsaw Convention

If the Shipment is transported by air and involves an ultimate destination or stop in a country other than the country of departure, the Warsaw Convention, if applicable, governs and in most cases limits DHL’s liability for loss or damage.

12. Shipper’s Warranties and Indemnity

Shipper shall indemnify and hold DHL harmless for any loss or damage arising out of Shipper’s failure to comply with any applicable laws or regulations and for Shipper’s breach of the following warranties and representations:

•	all information provided by Shipper or its representatives is complete and accurate;

•	Shipper protected the Shipment against unauthorized interference during preparation, storage and transportation to DHL;

•	the Shipment is properly marked and addressed and packed to ensure safe transportation with ordinary care in handling;

•	all applicable Customs, import, export and other laws and regulations have been complied with; and

•	the waybill has been signed by Shipper’s authorized representative and the Terms and Conditions constitute binding and enforceable obligations of Shipper.

13. Routing

Shipper agrees to all routing and diversion, including the possibility that the Shipment may be carried via intermediate stopping places which DHL deems appropriate.

14. Governing Law

Any dispute arising under or in any way connected with these Terms and Conditions shall be subject to the non-exclusive jurisdiction of the courts of, and governed by the law of, the country of origin of the Shipment.

15. Severability

The invalidity or unenforceability of any provision shall not affect any other part of these Terms and Conditions.

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Exhibit C

Terms and Conditions of Service (Ground)

DHL WORLDWIDE EXPRESS

TERMS AND CONDITIONS OF SERVICE

(“Terms and Conditions”)

IMPORTANT NOTICE

When ordering DHL’s services you, as “Shipper”, are agreeing, on your behalf and on behalf of anyone else with an interest in the Shipment, that the Terms and Conditions shall apply from the time that DHL accepts the Shipment unless otherwise agreed in writing by an authorized officer of DHL.

“Shipment” means all documents or parcels that travel under one waybill and which may be carried by any means DHL chooses, including air, road or any other carrier. A “waybill” shall include any bill of lading, label produced by DHL’s automated systems, air waybill, or consignment note and shall incorporate these Terms and Conditions. Every Shipment shall be transported on a limited liability basis as provided herein. If Shipper requires greater protection, then Shipment Value Protection may be arranged at an additional cost. (Please see below for further information). “DHL” means any member of the DHL Worldwide Express Network.

All Shipments are governed by DHL’s Ground Tariff in effect as of the date of execution of this Ground Waybill, available at http://www.dhl-usa.com.

1. Unacceptable Shipments

Shipper warrants that its Shipment is acceptable for transportation and that it does not contain:

•	any article classified as hazardous material, dangerous goods, prohibited or restricted by the DOT (Department of Transportation), TSA (Transportation Security Administration), IATA (International Air Transport Association), or any applicable government agency or other relevant organization;

•	animals; articles of extraordinary value such as but not limited to bullion, currency, bearer form negotiable instruments, precious metals and stones; firearms, parts thereof and ammunition; human remains; pornography or illegal narcotics/drugs.

•	DHL will not accept any Shipment that contains the articles listed above, or that contains any articles that DHL decides cannot be transported safely or legally, as stated in Unacceptable Items of DHL’s Ground Tariff.

2. Deliveries and Undeliverables

Shipments cannot be delivered to PO boxes or postal codes. If Receiver refuses delivery or to pay for delivery, or the Shipment is deemed to be unacceptable, or Receiver cannot be reasonably identified or located, DHL shall use reasonable efforts to return the Shipment to Shipper at Shipper’s cost, failing which the Shipment may be released, disposed of or sold by DHL without incurring any liability whatsoever to Shipper or anyone else, with the proceeds applied against freight charges, storage charges and related administrative costs incurred by DHL, and the balance of the proceeds of a sale to be returned to Shipper.

3. Inspection

DHL has the right to open and inspect a Shipment without prior notice to Shipper.

4. Shipment Charges & Billing

DHL’s freight charges are calculated according to the higher of actual or volumetric weight and any Shipment may be re-weighed and re-measured by DHL to confirm this calculation. Shipper shall pay or reimburse DHL for all freight charges, storage charges, and taxes owed for services provided by DHL or incurred by DHL on Shipper’s or Receiver’s or any third party’s behalf and all claims, damages, fines and expenses incurred if the Shipment is deemed unacceptable for transport as described in Section 1.

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5. DHL’s Liability

Unless Shipper requests and pays for Shipment Value Protection, and makes a special declaration of value as described in Section 7 at the time of shipment, DHL’s liability for loss or damage to any Shipment or any portion thereof is limited to the lesser of (i) $100.00 or (ii) the actual cash value of the article(s) lost or damaged. In no event shall DHL be liable for special, incidental or consequential damages, such as but not limited to lost profits, income, interest or loss of future business, even if the risk of such damages was brought to DHL’s attention before or after acceptance of the Shipment. Should any article of extraordinary value as defined in Section 1 be inadvertently accepted for shipment, DHL’s liability for loss or damage thereto shall be limited to $100.00.

6. Claims

Claims are limited to one claim per Shipment, settlement of which will be full and final settlement for all loss or damage in connection therewith.

Claims must be submitted in writing to DHL within nine (9) months after the delivery of the Shipment, except that claims for failure to make delivery must be submitted in writing within nine (9) months after a reasonable time for delivery has elapsed. Written notice of concealed loss or damage must be given to DHL within fifteen (15) days after the delivery of the Shipment. Claims and notices shall be submitted to DHL at DHL Claims Department, 1144 West Washington Street, Tempe, Arizona 85281.

Suit for loss of or damage to a Shipment must be instituted against DHL no later than two (2) years and one (1) day from the date when DHL gives written denial of any part of the claim.

All of the original shipping cartons, packing and contents must be made available for DHL’s inspection and retained until the claim is concluded.

DHL is not obligated to act on any claim until all transportation charges have been paid.

7. Shipment Value Protection

If the Shipment has an actual value greater than the liability limits listed in Section 5, DHL can arrange Shipment Value Protection for Shipper covering the actual cash value with respect to loss of or physical damage to the Shipment, subject to Section 9 herein, provided Shipper completes the Shipment Value Protection section on the front of the Ground Waybill or requests it via DHL’s automated systems and pays the applicable excess value charge. Shipment Value Protection does not cover consequential damages or indirect loss or damage, or any loss or damage caused by delays. If Shipper does not request Shipment Value Protection and pay the appropriate charge, Shipper assumes all risks of loss or damage over the amount of DHL’s liability as stated in Section 5.

8. Delayed Shipments

DHL will make every reasonable effort to deliver the Shipment according to DHL’s regular delivery schedules, but these delivery schedules are not guaranteed and do not form part of the contract. DHL is not liable for any damages or loss caused by delays.

9. Exclusion

DHL is not liable for any loss or damage arising out of acts of God, e.g., earthquake, cyclone, storm, flood, fog; force majeure events, e.g., war, plane crash or embargo; acts of the public enemy; acts of government; acts of public authorities possessing actual or apparent authority; any defect, characteristic or vice inherent in the Shipment; any act or default of the Shipper, consignee or other party who claims an interest in the Shipment; or any other cause beyond DHL’s control.

DHL Express (USA) Inc. Amendment to Merrimack Svcs Corp.	Page 14 of 15

Ver. 7/30/04/-01

10. Shipper’s Warranties and Indemnity

Shipper shall indemnify and hold DHL harmless for any loss or damage arising out of Shipper’s failure to comply with any applicable laws or regulations and for Shipper’s breach of the following warranties and representations:

•	all information provided by Shipper or its representatives is complete and accurate;

•	Shipper protected the Shipment against unauthorized interference during preparation, storage and transportation to DHL;

•	the Shipment is properly marked and addressed and packed to ensure safe transportation with ordinary care in handling;

•	all applicable laws and regulations have been complied with;

•	the waybill has been signed by Shipper’s authorized representative and the Terms and

•	Conditions constitute binding and enforceable obligations of Shipper; and

•	the materials constituting the Shipment are properly classified, described, packaged, marked and labelled and are in proper condition for transportation according to the applicable regulations of the DOT and TSA.

Violation of any of these warranties will excuse DHL from any liability whatsoever for loss of or damage to a Shipment incurred as a result of the violation. Furthermore, Shipper shall be liable to DHL for all claims, fines, penalties, damages, and costs incurred by or imposed upon DHL as a result of a violation of these warranties.

11. Severability

The invalidity or unenforceability of any provision shall not affect any other part of these Terms and Conditions.

DHL Express (USA) Inc. Amendment to Merrimack Svcs Corp.	Page 15 of 15

Ver. 7/30/04/-01